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                                                                  EXHIBIT 10(d)

               CONSULTING AGREEMENT BETWEEN POWER TECHNOLOGY, INC.
                       AND WILLIAM MCNERNEY AND/OR REV-TECH

Effective April 1, 1999 and for a period of one year subject to review after that time.

Power Technology, Inc. will pay a consulting fee in the amount of $5,000.00 per month. Payment to be made in the form of restricted stock of Power Technology (PWTC).

The stock shall be issued on a quarterly basis and issued within ten days after the quarter end.

The value of the stock shall be computed at a dollar value equal to 85% of the lowest bid trading price during the calendar quarter.


Power Technology, Inc

By: /s/ LEE A. BALAK
   -----------------------------
        Lee A. Balak, President

/s/ WILLIAM MCNERNEY
--------------------------------
William McNerney and/or RevTec